FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                             (dollars in thousands)

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1

                                  CINERGY CORP.

                                   (Unaudited)

                                Pages 1 through 7



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                                  CINERGY CORP.
                                  BALANCE SHEET
                            as of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

ASSETS


                                            ACTUAL

Current Assets

  Cash and temporary cash investments    $    3,285
  Notes receivable from affiliated
    companies                               286,496
  Accounts receivable less accumulated
    provision for doubtful accounts of
    $0 at September 30, 1999, AND $0
    at December 31, 1998                        636
  Accounts receivable from affiliated
    companies                               153,641
  Prepayments and other                       2,147
                                           --------
                                            446,205


Other Assets

  Investments in consolidated
    subsidiaries                          2,619,601
  Investments in unconsolidated
    subsidiaries                             (4,100)
  Other                                      20,051
                                         ----------
                                          2,635,552

                                         $3,081,757







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                                  CINERGY CORP.
                                  BALANCE SHEET
                            As of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY

                                            ACTUAL

Current Liabilities
  Accounts payable                       $    5,954
  Accounts payable to
    affiliated companies                      8,486
  Accrued taxes                              16,521
  Accrued interest                            8,014
  Notes payable and other
    short-term obligations                    5,000
  Other                                        -
                                          ----------
                                             43,975

Non-current Liabilities
  Long-term debt                            399,650
  Deferred income taxes                        (463)
  Other                                         228
                                         ----------
                                            399,415
    Total Liabilities                       443,390

Common Stock Equity

  Common stock - $.01 par value;
    authorized shares - 600,000,000;
    outstanding shares - 158,917,210
    at September 30, 1999, and 158,
    664,532 at December 31, 1998              1,589
  Paid-in capital                         1,605,674
  Retained earnings                       1,038,660

  Accumulated other comprehensive loss       (7,556)
     Total common stock equity            2,638,367
                                         ----------
                                         $3,081,757





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                                  CINERGY CORP.
                               STATEMENT OF INCOME
                 For the Twelve Months Ended September 30, 1999
                                   (unaudited)
                    (in thousands, except per share amounts)



                                               ACTUAL

Operating Expenses

  Other operation and maintenance             $  7,896
  Taxes other than income taxes                    142
                                              --------
                                                 8,038

Operating Loss                                  (8,038)

Equity in Earnings of Consolidated
  Subsidiaries                                 229,272

Equity in Earnings of Unconsolidated
  Subsidiaries                                  76,569

Gain On Sale of Investment in
  Unconsolidated Subsidiary                     99,272

Miscellaneous - Net                             14,187

Interest Expense                                47,371
                                              --------

Income Before Taxes                            363,891

Income Taxes                                   (15,374)

Net Income                                    $379,265

Average Common Shares Outstanding              158,786

Earnings Per Common Share
  Net Income                                     $2.39

Earnings Per Common Share - Assuming Dilution
  Net Income                                     $2.38

Dividends Declared Per Common Share              $1.80







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


                                  CINERGY CORP.
                   STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                 for the Twelve Months Ended September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


                                                                                     ACCUMULATED
                                                                                        OTHER             TOTAL
         TOTAL
                                         COMMON        PAID-IN        RETAINED      COMPREHENSIVE
COMPREHENSIVE     COMMON STOCK
                                         STOCK         CAPITAL        EARNINGS          LOSS              INCOME
          EQUITY

Twelve Months Ended September 30, 1999

Balance at October 1, 1998               $1,587      $1,600,776      $  943,647       $(3,659)
       $2,542,351
Comprehensive income
  Net income                                                            379,265                         $379,265
          379,265
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment
(3,351)            (3,351)
    Minimum pension liability
      adjustment                                                                                              30
               30
    Unrealized loss on grantor
      trust
(339)              (339)
    Unrealized loss on
      securities available for sale
(237)              (237)
                                                                                                        --------

    Other comprehensive loss

      Total                                                                            (3,897)
(3,897)
                                                                                                        --------
Comprehensive income total                                                                              $375,368
                                                                                                        ========
Issuance of 369,509 shares of
  common stock - net                          2           9,700
            9,702
Treasury shares purchased                                (9,191)
           (9,191)
Treasury shares reissued                                  4,387
            4,387
Dividends on common stock                                              (285,776)
         (285,776)
Other                                                         2           1,524
            1,526
                                         ------      ----------      ----------       -------
     ----------

Balance at September 30, 1999            $1,589      $1,605,674      $1,038,660       $(7,556)
       $2,638,367


